EXHIBIT 4.4

                             TARGET LOGISTICS, INC.
                          STOCK SUBSCRIPTION AGREEMENT

Target Logistics, Inc.
500 Harborview Drive, Third Floor
Baltimore, Maryland 21230

Gentlemen:

      This Stock Subscription Agreement (the "SUBSCRIPTION AGREEMENT") is being furnished to Target Logistics, Inc. (the "COMPANY"), a Delaware corporation, by the undersigned subscriber (the "INVESTOR") in connection with offering by the Company to sell shares (the "SHARES") of its common stock, par value $0.01 per share, (the "COMMON STOCK"). This offering is being made only to persons or entities who are "accredited investors" as defined below. The Investor hereby agrees to purchase Shares in a private transaction, as described herein.

      In consideration for the acceptance by the Company of this Subscription Agreement, the Investor hereby agrees, covenants, represents and warrants as follows:

      1. Purchase. Subject to the terms of this Subscription Agreement, the Investor hereby subscribes for 200,000 Shares at a price of $0.60 per share, or an aggregate purchase price of $120,000 (the "SUBSCRIPTION PRICE") and hereby delivers to the Company upon the execution hereof, payment of $10,000 in cash and/or in cancellation of amounts due from the Company to the Investor for services theretofore provided, and a Promissory Note for the balance of the Subscription Price. Certificates for the Shares shall be issued to the Investor as follows: 11 certificates for 16,666 Shares each, and one certificate for 16,674 Shares.

      2. Representation and Warranties of the Investor.

            (i) The Investor is acquiring the Shares solely for investment, solely for the Investor's own account, not for the account of any other person, and not for distribution, assignment or resale to others and no other person has a direct or indirect beneficial interest in any Shares so acquired.

            (ii) The Investor has consulted with the Investor's professional and tax advisors with respect to the financial and tax consequences of an investment in the Company, as well as the suitability of this investment, based on the Investor's individual circumstances.

            (iii) Investor represents and acknowledges that the Investor has had a reasonable opportunity, at a reasonable time prior to the Investor's investment in the Company, to ask questions of and receive answers from the Company or other representative of the Company concerning the terms and conditions of the offering of the Shares, and the Company and its operations, and all such questions have been answered to the Investor's full satisfaction. The Investor further acknowledges that the Investor has had a reasonable opportunity to obtain any relevant information which the Company possesses or can acquire without unreasonable effort or expense.

            (iv) The Investor has neither relied upon nor seen any form of advertising or general or public solicitation, including communications published in or broadcasted by any print or electronic medium and mass mailings, in connection with the offering of the Shares, and are aware of no such solicitation or advertisement received by others.

            (v) The Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and has checked the box(es) below which are next to the category or categories under which the Investor qualifies as an accredited investor:

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                  |X| An entity, including a grantor trust, in which all of the
      equity owners are accredited investors (for this purpose, a beneficiary of a trust is not an equity owner, but the grantor of a grantor trust is an equity owner).

                  |_| A corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, or an organization described in Section 501(c)(3) of the Internal Revenue Code, with total assets in excess of $5 million.

                  |_| A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

                  |_| An insurance company as defined in Section 2(a)(13) of the Securities Act.

                  |_| A broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

                  |_| An investment company registered under the Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT").

                  |_| A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940.

                  |_| A small business investment company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

                  |_| A private business development company as defined in
      Section 202(a)(22) of the Investment Advisers Act of 1940.

                  |_| A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

                  |_| An employee benefit plan within the meaning of ERISA if the decision to invest in the Shares is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

                  |_| A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

            (vi) The Investor has the financial means to make an investment in the Company; the Investor is able to bear the economic risk of an investment in the Company; and the Investor's present financial condition is such that the Investor is under no present or contemplated future need to dispose of any portion of the Shares to satisfy any existing or contemplated undertaking, need or indebtedness.

            (vii) The Investor acknowledges that an investment in the Company involves a high degree of risk.

            (viii) The Investor understands that limited rights exist to transfer the Shares.

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            (ix) The Investor is a New York corporation, and its principal business address is located at 100 Merrick Road, Suite 400 West, Rockville Centre, New York 11570.

            (x) The signature of the undersigned is binding upon the Investor to purchase the Shares. The Investor has previously made other investments or engaged in other substantive business activities prior to receiving an opportunity to purchase the Shares and was not formed with a view to investment in the Shares.

            (xi) The foregoing representations and warranties and all other information which the Investor has provided to the Company concerning the Investor, the financial position of the Investor, and the knowledge of financial and business matters of the person making the investment decision on behalf of the Investor, including all information contained herein, are true and accurate.

      3. Covenants of the Investor. The Investor covenants and agrees that the Investor will not take, or cause to be taken any action with respect to the Shares that would cause the Investor to be deemed an "underwriter" as defined in
Section 2(11) of the Securities Act.

      4. Indemnification. The Investor understands and acknowledges that the Company and its control persons are relying on the representations, warranties and agreements made by the Investor in this Subscription Agreement and the Investor agrees to indemnify and hold harmless the Company, its control persons, the Company's affiliates and anyone acting on its behalf from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) which they may incur by reason of my failure to fulfill any of the terms or conditions of this Subscription Agreement, or by reason of any breach of the representations and warranties made by the Investor herein, or in any document provided by the Investor to the Company.

      5. Transferability and Resale.

            (i) The Investor acknowledges that the Shares have not been registered under the Securities Act and any applicable State securities laws (the "STATE ACTS"), and may not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) by the Investor unless registered pursuant to the Act and the State Acts, or upon presentation to the Company of evidence satisfactory to the Company, or submission to the Company of a favorable opinion of counsel acceptable to the Company, to the effect that any such transfer is subject to an applicable exemption under and will not be in violation of the Act and the State Acts.

            (ii) The Investor acknowledges that the Company is subject to the periodic report filing requirements pursuant to the Securities Exchange Act of 1934, as amended.

            (iii) The Investor acknowledges that it may be required to hold the Shares indefinitely and therefore may not realize any liquidity from any sale of the Shares.

            (iv) The Investor and the Company agree that the Company will register the Shares in accordance with the Registration Rights Addendum attached hereto and incorporated herein by reference.

      6. Binding Effect; Successors and Assigns. This Subscription Agreement will be binding upon the parties hereto, the successors and assigns of the Company and the successors and assigns of the Investor. This Subscription Agreement will inure to the benefit of the Company and its successors and assigns. Neither this Subscription Agreement nor any part of it will be assignable by the Investor.

      7. Miscellaneous.

            (i) This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subscription of the Investor's Shares and may be amended only by a writing executed by the parties hereto.

            (ii) Within 10 days after receipt of a written request from the Company, the Investor agrees to provide such information and to execute and deliver such documents as reasonably may be necessary to comply with any and all laws and ordinances to which the Company is subject.

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

            (iii) In this Subscription Agreement the singular shall include the plural and the masculine gender shall include the feminine and neuter and vice versa, as the context requires.

            (iv) Each provision of this Subscription Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

            (v) This Subscription Agreement shall be construed in accordance with the laws of the State of Maryland, without regard to principles of conflict of laws.

      IN WITNESS WHEREOF, the undersigned has executed and sealed this Subscription Agreement as of this 30th day of April, 2004.

                                       BENCHMARK CONSULTING, INC.


                                       By:            /s/               . (SEAL)
                                          -------------------------------
                                          Neil Hecht, President

ACCEPTED THIS 30TH DAY OF APRIL, 2004

TARGET LOGISTICS, INC.


By:              /s/              .
    -------------------------------
    Stuart Hettleman, President

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                          REGISTRATION RIGHTS ADDENDUM

      1. Right to Piggyback.

            1.1. If The Company proposes to register any securities of the Company under the Securities Act on any registration form (otherwise than for the registration of securities to be offered and sold by the Company pursuant to
(i) an employee benefit plan, (ii) a dividend or interest reinvestment plan,
(iii) other similar plans or (iv) reclassification of securities, mergers, consolidations and acquisitions of assets) permitting a secondary offering or distribution, not less than 30 days prior to each such registration the Company shall give to the Investor written notice of such proposal which shall describe in detail the proposed registration and distribution and, upon the written request of the Investor furnished within 30 days after the date of any such notice, proceed to include in such registration such Shares ("PIGGY-BACK SHARES") as have been requested by the Investor to be included in such registration. The Investor shall in their request describe briefly the proposed disposition of such Shares. The Company will in each instance use its best efforts to cause all such Piggy-Back Shares to be registered under the Securities Act, to the extent necessary to permit the sale or other disposition thereof (in the manner stated in such request) by the Investor.

            1.2. If the managing underwriter, if any, who shall be selected by the Company advises the Company in writing that, in its opinion, the inclusion of the Piggy-Back Shares with the securities being registered by the Company would materially adversely affect the distribution of all such securities, then the Company will include in such registration (i) first, the securities the Company proposes to sell and (ii) second, the Piggy-Back Shares requested by the Investor to be included in such registration.

      2. Selection of Underwriter; Participation in Underwritten Registrations.

            The Investor agrees to the selection by the Company of a underwriter to manage such registration and to execute an underwriting agreement with such underwriter that is in customary form. The Investor may not participate in any registration hereunder which is underwritten unless the Investor (i) agrees to sell its Piggy-Back Shares on the basis provided in any underwriting arrangements approved by the Company, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that the Investor shall not be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding the Investor and the Investor's intended method of distribution.

      3. Withdrawal of Registration.

            Nothing in this Agreement shall be deemed to require the Company to proceed with any registration of its securities after giving the notice as provided herein.

      4. Registration and Qualification Procedures.

            Whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as is possible:

                  (i) prepare and file with the SEC a registration statement with respect to such securities in connection with which the Company will give the Investor and its counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Investor's counsel, to conduct a reasonable investigation within the meaning of the Securities Act;

                  (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and the prospectus current and to comply with the provisions of the Securities Act with respect to the sale of all securities covered by such registration statement whenever the Investor shall desire to sell the same; provided, however, the Company shall have no obligation to file any amendment or supplement at its own expense more than nine months after the effective date of such registration statement;

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                  (iii) furnish to the Investor such number of copies of
preliminary prospectuses and prospectuses and each supplement or amendment thereto and such other documents as they may reasonably request in order to facilitate the sale or other disposition of the securities owned by them in conformity with (a) the requirements of the Securities Act and (b) the proposed method of distribution;

                  (iv) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC;

                  (v) cause all such Piggy-Back Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

                  (vi) provide a transfer agent and registrar for all such Piggy-Back Shares not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar; and otherwise cooperate with the Investor and the managing underwriter to facilitate the timely preparation and delivery of certificates representing Piggy-Back Shares to be sold and not bearing any restrictive legends, and enable such Piggy-Back Shares to be in such denominations and registered in such names as the managing underwriter may reasonably request at least two business days prior to any sale of Piggy-Back Shares to the underwriters;

                  (vii) enter into and perform an underwriting agreement with the managing underwriter, if any, containing customary (i) terms of offer and sale of the securities, payment provisions, underwriting discounts and commissions, and (ii) representations, warranties, covenants, indemnities, terms and conditions;

                  (viii) notify the Investor during any time when a prospectus relating to the registration is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Investor promptly prepare and furnish to the Investor a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made;

                  (ix) keep the Investor advised in writing as to the initiation and progress of any registration under this Agreement.

      5. Holdback Agreements.

            If any registration pursuant to this Agreement is in connection with an underwritten public offering, the Investor agrees, if so required by the managing underwriter, not to effect any public sale or distribution Piggy-Back Shares (other than as part of such underwritten public offering) during the period beginning 15 days prior to the effective date of such registration statement and ending on the 90th day (or such longer period of time as may be requested by the managing underwriter (which period shall in no event exceed 180 days)) after the effective date of such registration statement.

      6. Registration Expenses.

            If the Company is required by the provisions of this Agreement to use its best efforts to effect the registration or qualification under the Securities Act of any of the Piggy-Back Shares, the Company shall pay all expenses in connection therewith, including (i) all expenses incident to filing with the National Association of Securities Dealers, Inc., (ii) registration fees, (iii) printing expenses, (iv) accounting and legal fees and expenses, and
(v) expenses of any special audits incident to or required by any such registration or qualification; provided, however, the Company shall not be liable for (a) any discounts or commissions to any underwriter attributable to Piggy-Back Shares being sold; (b) any stock transfer taxes incurred in respect of the Piggy-Back Shares being sold; or (c) the legal fees of the Investor.

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      7. Indemnification.

            7.1. In connection with any registration or qualification of securities under this Agreement, the Company agrees to indemnify the Investor and each officer, director and controlling person of the Investor against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus, prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by either the Investor or any underwriter expressly for use therein.

            7.2. In connection with any registration or qualification of securities under this Agreement, the Investor agrees to indemnify the Company and each officer, director and controlling person of the Company against all losses, claims, damages, liabilities and expenses (including the costs of reasonable investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus, prospectus or notification or offering circular (as amended or supplemented if the Investor shall have furnished information for any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by the Investor expressly for use therein.

            7.3. Any person entitled to indemnification hereunder will (i) give reasonably prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

            7.4. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of Piggy-Back Shares.

            7.5. The parties agree to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event indemnification is unavailable for any reason. Such right to contribution shall be in such proportion as is appropriate to reflect the relative fault of and benefits to the Company on the one hand and the Investor on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and indemnified parties shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and indemnified parties in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission or state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The parties hereto agree that it would not be just or equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

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